Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: March 26, 2007 @ 1:15 PM PT

ACTEL RECEIVES ADDITIONAL NASDAQ NOTICE

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced that it received, on March 20, 2007, a notice from The Nasdaq Stock Market (“Nasdaq”) of an additional Staff determination that the Company is not in compliance with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), under which listed companies must file with the Securities and Exchange Commission (“SEC”) all required reports. The latest notice is related to Actel’s failure to file with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (“Form 10-K”) as a result of the ongoing review of its historical stock option grant practices. Actel had already received notice from Nasdaq of a Staff determination that the Company is not in compliance with Rule 4310(c)(14) following Actel’s failure to file with the SEC a Quarterly Report on Form 10-Q for the quarter ended October 1, 2006.

As previously announced, Actel has also received notice from Nasdaq of a Staff determination that the Company is not in compliance with the requirements for continued listing set forth in Nasdaq Marketplace Rules 4350(e) and 4350(g), under which listed companies must hold an annual meeting of shareholders, solicit proxies, and provide proxy statements to Nasdaq. Actel did not hold an annual meeting of shareholders during 2006 because of the stock option review.

As also previously announced, a Nasdaq Listing Qualifications Panel granted the Company’s request for continued listing on February 16, 2007, subject to two conditions. Actel has already complied with the first condition, which was to provide the Nasdaq Hearings Department with a copy of the final investigatory report and/or answers to certain specific questions on or about March 16, 2007. The second condition is that the Company become current in its delinquent SEC periodic reports, file any required restatements, solicit proxies, and hold an annual shareholders’ meeting on or before May 17, 2007.

Stock Option Review

A Special Committee of Actel’s Board of Directors, composed of independent directors and assisted by independent counsel, was appointed on September 22, 2006, to review the Company’s historical stock option grant practices and related accounting. On January 18, 2007, Actel’s management concluded that the Company’s financial statements and the related reports or interim reviews of Actel’s independent registered public accounting firm and all earnings press releases and similar communications issued by the Company for fiscal periods commencing on or after January 1, 1996, should no longer be relied upon. On January 30, 2007, the Special Committee presented its preliminary findings to the Board of Directors. The preliminary findings were described in a Current Report on Form 8-K filed by Actel on February 1, 2007. On March 9, 2007, the Special Committee delivered its final report to the Board of Directors.

Working with its independent registered public accounting firm, the Company is evaluating corrections to measurement dates and other related accounting issues and is quantifying the financial and tax impact of those corrections and related issues. In lieu of amending its prior filings with the SEC to restate financial statements, the Company intends to include in its Form 10-K the comprehensive disclosure outlined in guidance posted by the SEC Chief Accountant’s Office on January 16, 2007. The Company intends to become current in its delinquent SEC periodic reports, file any required restatements, solicit proxies, and hold an annual shareholders’ meeting as soon as practicable.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the last two sentences of the immediately preceding paragraph. Actual results may differ materially from those indicated in the forward-looking statements. Risk factors that make it difficult for the Company to predict when it will become compliant with the periodic reporting requirements of the SEC and the listing requirements of Nasdaq include the results and findings of the stock option review and the effect of such results or findings on Actel’s financial statements. Other potential consequences include modifications in the amount and timing of previously awarded stock-based compensation; the recording of additional expenses, including expenses in past periods that were deemed immaterial at the time and expenses in the 2006 fiscal year that ordinarily would have been subsequent events; claims and proceedings relating to such matters, including shareholder litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications resulting from any accounting adjustments or other factors. There can also be no assurance that Nasdaq will continue to list Actel’s Common Stock. Any failure to meet the expectations set forth in the forward-looking statements could cause the price of the Company’s stock to decline significantly. Actel does not assume, and expressly disclaims, any duty to update the forward-looking statements or risk factors.

About Actel

Actel Corporation is the leader in single-chip FPGA solutions. Actel trades on the NASDAQ Global Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, Calif., 94043-4655. For more information about Actel, visit http://www.actel.com. Telephone: 888-99-ACTEL (992-2835).

The Actel name and logo are registered trademarks of Actel Corporation.